EAGLE BANCORP AND SUBSIDIARY
CERTIFICATION PURSUANT TO RULE 13a-14(a) UNDER THE SECURITIES
EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO SECTION 302(a) OF THE
SARBANES-OXLEY ACT OF 2002

Exhibit 32.1

In connection with the Quarterly Report of Eagle Bancorp (the "Company") on Form 10-QSB for the quarter ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Larry A. Dreyer, CEO, and Peter J. Johnson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Larry A. Dreyer	/s/ Peter J. Johnson
Larry A. Dreyer	Peter J. Johnson
Title: President and CEO February 8, 2007	Title: Executive Vice President and CFO February 8, 2007

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission and shall not be considered filed as part of the Report.